       1                                                       Exhibit 10.14 (a)















                              THE PAYLESS CASHWAYS, INC.

                             SUPPLEMENTAL RETIREMENT PLAN
                             ____________________________

                              THE PAYLESS CASHWAYS, INC.
                             SUPPLEMENTAL RETIREMENT PLAN
                             ____________________________


Article          Section                                                    Page
_______          _______                                                    ____

   I.                    Establishment and Purpose
                         _________________________

                   1.1   Establishment . . . . . . . . . . . . . . . . . . . 1
                   1.2   Purpose . . . . . . . . . . . . . . . . . . . . . . 1
                   1.3   Application of Plan . . . . . . . . . . . . . . . . 1

   II.                   Definitions and Construction
                         ____________________________

                   2.1   Definitions . . . . . . . . . . . . . . . . . . . . 2
                   2.2   Gender and Number . . . . . . . . . . . . . . . . . 3
                   2.3   Employment Rights . . . . . . . . . . . . . . . . . 3
                   2.4   Severability . . . . . . . . . . . . . . . . . . . .3
                   2.5   Applicable Law . . . . . . . . . . . . . . . . . . .3

   III.                  Participation
                         _____________

                   3.1   Participation . . . . . . . . . . . . . . . . . . . 4

   IV.                   Benefits
                         ________

                   4.1   Normal Retirement Benefit . . . . . . . . . . . . . 4
                   4.2   Early Retirement Benefit . . . . . . . . . . . . . .5
                   4.3   Disability . . . . . . . . . . . . . . . . . . . . .6
                   4.4   Surviving Spouse Benefit . . . . . . . . . . . . . .7
                   4.5   Forms of Distribution . . . . . . . . . . . . . . . 8
                   4.6   Designation of Beneficiaries . . . . . . . . . . . .9

   V.                    General Provisions
                         __________________

                   5.1   Funding . . . . . . . . . . . . . . . . . . . . . . 9
                   5.2   Vesting . . . . . . . . . . . . . . . . . . . . . . 10
                   5.3   Administration . . . . . . . . . . . . . . . . . . .10
                   5.4   Expenses . . . . . . . . . . . . . . . . . . . . . .10
                   5.5   Indemnification and Exculpation . . . . . . . . . . 11
                   5.6   Action by the Company . . . . . . . . . . . . . . . 11
                   5.7   Interests not Transferable . . . . . . . . . . . . .11
                   5.8   Effect on Other Benefit Plans . . . . . . . . . . . 12
                   5.9   Tax Liability . . . . . . . . . . . . . . . . . . . 12

   VI.                   Amendment and Termination . . . . . . . . . . . . . 12
                         _________________________

                                  THE PAYLESS CASHWAYS, INC.
                                 SUPPLEMENTAL RETIREMENT PLAN
                                 ____________________________



                            Article I.  Establishment and Purpose
                            _____________________________________


     1.1 Establishment. PAYLESS CASHWAYS, INC. (the "Company") hereby adopts this unfunded deferred compensation plan which shall be known as THE PAYLESS CASHWAYS, INC. SUPPLEMENTAL RETIREMENT PLAN (the "Plan"), effective January 1, 1988. This Plan will provide benefits to certain eligible employees of the Company.

     1.2 Purpose. The Company sponsors the Payless Cashways, Inc. Amended Retirement Plan for the benefit of its employees and their beneficiaries. That plan is intended to operate as a "qualified plan" as that term is defined under the Code.

     The purpose of the Plan is to provide benefits above the levels provided by the qualified plan in recognition of the contribution made to the Company by the eligible employees. This Plan is intended as an unfunded deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(l) of ERISA.

     1.3 Application of Plan. The terms of this Plan are applicable only to eligible employees who are in the active employ of the Company on or after the Effective Date.


                           Article II.  Definitions and Construction
                           _________________________________________


     2.1 Definitions. The terms used in this Plan shall have the same meaning as they have under the Pension Plan (if defined therein) except as otherwise indicated herein.
     (a) "Compensation" means the total cash remuneration payable to the Executive by the Company and any Subsidiary, including Salary, Bonus and other cash amounts which would have been reported on Treasury Form W-2 (or any comparable successor form) for a Plan Year if the Executive had not entered into a Deferred

          Compensation Agreement, increases by any amounts deferred under the Employee Savings Plan by Compensation reduction or other similar arrangement, any elective deferrals under any cash and deferred plan described in Internal Revenue Code Section 401(k) of the Company or a Subsidiary or Compensation reduction under a cafeteria plan described in Internal Revenue Code Section 125(d) of the Company or a Subsidiary; and excluding expense reimbursement, moving expense payments, third-party sick pay, imputed income (from excess life insurance premiums, automobile use premiums or any other source), nonqualified stock options, disqualifying dispositions of stock acquired pursuant to the exercise of incentive stock options, stock appreciation rights, amounts attributable to long-term incentive plans, severance settlements and similar items of remuneration.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

     2.3 Employment Rights. Establishment of this Plan shall not be construed to give any Participant the right to be retained by the Company or to any benefits not specifically provided by the Plan.

     2.4 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the invalid or illegal provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of invalidity or illegality by amendment as provided in the Plan.

     2.5 Applicable Law. This Plan is fully exempt from Titles II, III, and IV of The Act. The Plan shall be governed and construed in accordance with Title I of The Act and the laws of the State of Missouri.

                               Article III.  Participation
                               ___________________________


     3.1 Participation. An employee shall become a Participant on the date he is named Chief Executive Officer, Chief Operating Officer, Senior Vice President, or Regional Vice President.


                                  Article IV.  Benefits
                                  _____________________


     4.1  Normal Retirement Benefit.
     (a) Eligibility. A Participant whose employment with the Company terminates after he has attained age 62 shall be eligible for a normal retirement benefit under this Plan provided that the Participant has completed 10 years of employment as an eligible employee.
     (b) Amount. A participant who is eligible under section 4.1(a) shall be entitled to a monthly retirement benefit under this plan in an amount equal to one-twelfth of 50 percent of his Final Average Compensation reduced by the Actuarial Equivalent of (1) his Primary Social Security Benefit payable at the earlier of age 65 or retirement age, and (2) the amount of pension benefits payable under the Pension Plan.
     (c) Commencement and Form. Monthly normal retirement benefit payments shall be paid in accordance with section 4.5 and shall commence on the first day of the month coincident with or next following the Participant's termination of employment after his attainment of age 62.

     4.2  Early Retirement Benefit.
     (a) Eligibility. A Participant whose employment with the Company terminates (for reasons other than normal retirement or Disability) after he has completed at least ten years of employment as an eligible employee and attained age 55 shall be eligible for an early retirement benefit under this Plan.

     (b) Amount. A Participant who is eligible under section 4.2(a) shall be entitled to a monthly early retirement benefit computed in the same manner as a normal retirement benefit under section 4.2(b) hereof based on his Final Average Compensation and Years of Service at his termination; provided, however, such amount shall be reduced by one-third of 1 percent for each complete calendar month by which his first early retirement benefit payment precedes his attainment of age 62.
     (c) Commencement and Form. Monthly early retirement benefit payments shall be paid in accordance with section 4.5 and shall commence on the first day of the month coincident with or next following the Participant's termination of employment after his attainment of age 55.

     4.3 Disability. In the event a Participant terminates employment due to Disability, benefits payable under the Plan shall be determined in accordance with Section 4.1 or 4.2 hereof; provided, however, for purposes of satisfying Service requirements thereunder, a Disabled Participant shall continue to accrue Service notwithstanding such termination of employment.

     In the case of a Participant who terminates employment due to disability with less than 10 years of Service, benefits shall become payable when such Participant has accrued 10 years of Service in accordance with the terms hereof.

     4.4  Surviving Spouse Benefit.
     (a) Eligibility. The surviving spouse of a Participant who was eligible for a benefit under Section 4.1, 4.2, or 4.3 shall be eligible for a surviving spouse benefit under the Plan in lieu of any benefit under such sections if such Participant dies prior to commencement of benefits, providing that the spouse had been married to the Participant for at least one year as of the date of the Participant's death. No surviving spouse benefit shall be paid under the Plan except as provided in this Section 4.4(a) for an eligible spouse of a Participant.
     (b) Amount. A surviving spouse who is eligible pursuant to Section 4.4(a) shall be entitled to a monthly surviving spouse benefit equal to 50 percent of the early retirement benefit the Participant would have been entitled to receive if the

          Participant had retired on the date before his death and elected a 50 percent joint and survivor annuity.
     (c) Commencement and Duration. Monthly surviving spouse benefit payments shall be payable to the spouse over her remaining life, but for not more than 10 years, and shall commence on the later to occur of the date the Participant would have attained age 55 or the first day of the month coincident with or next following the month of the Participant's death.

     4.5  Forms of Distribution.
     (a)  Normal Form
         (1)  If a Participant is not married on the date that benefits under
              Section 4.1, 4.2, or 4.3 commence, such Participant's benefits shall be paid as a monthly income for life.
         (2)  If a Participant is married on the date that benefits under
              Section 4.1, 4.2, 4.3 commence, such Participant shall receive an actuarially reduced monthly benefit payable for life, and upon the Participant's death a monthly benefit in an amount equal to 50 percent of such Participant's benefit shall be payable to the spouse to whom he was married when his benefits commenced, providing that he was also married to such spouse at his death. The monthly benefit to such spouse shall be payable for the life of the spouse.
     (b) Optional Forms. In lieu of the normal form of distribution as described in Subsection (a) of this section, a Participant, subject to the approval of the Administrator, may elect to receive the Actuarial Equivalent of his benefit to be paid in the form of a:
         (1)  single life annuity;
         (2)  joint and 66 2/3%, or 100% survivor annuity;
         (3)  10-year period certain and life annuity; or
         (4)  15-year period certain and life annuity.
     (c) Actuarial Equivalent. Benefit payments hereunder shall be subject to the same actuarial factors and adjustments used under the Pension Plan.

     4.6 Designation of Beneficiaries. The Beneficiary of each Participant under the Pension Plan shall be the beneficiary of the Participant's benefits under this Plan.

     4.7 Forfeiture of Benefits. A Participant or his beneficiary shall have no rights to benefits under this Plan if his employment is terminated due to a discharge for cause (or if, at the time his employment is terminated, he could have been terminated due to a discharge for cause). Discharge for cause means a termination of the Participant's employment by the Company, any parent or subsidiary of the Company or any successor to the Company or any parent or subsidiary of the Company because of the Participant's:
     (a) Commission of any felony which includes as an element of the crime a premeditated intention to commit the act;
     (b) inability to perform his duties due to his habitual alcohol or drug addiction;
     (c) serious misconduct in the course of his employment involving dishonesty; or
     (d) habitual neglect of his duties. Discharge for cause shall not mean a discharge because of:
          (1)  bad judgment or negligence other than habitual neglect of duty;
          (2) any act or omission believed by the Participant in good faith to have been in or not opposed to the interest of the Company, any parent or subsidiary of the Company, or any successor to the Company or any parent or subsidiary of such successor to the Company (without intent of the Participant to gain therefrom, directly or indirectly, a profit to which he was not legally entitled);
          (3) any act or omission in respect of which a determination could properly have been made by the Board of Directors of the Company or, if employed by any parent or subsidiary of the Company, the Board of Directors of such parent or subsidiary or, if employed by any successor to the Company or any parent or subsidiary of the Company or such successor, the Board of Directors thereof, that the Participant met the applicable standard of conduct for indemnification or reimbursement under the bylaws of such company or the laws and regulations under which such company is governed, in each case in effect at the time of such act or omission; or

          (4) any act or omission with respect to which notice of termination of employment of the Participant is given more than twelve (12) months after the earliest date on which any member of the Board of Directors of the Company or, if employed by a parent or subsidiary of the Company, a member of the Board of Directors of such parent or subsidiary or, if employed by a successor to the Company or any parent or subsidiary of the Company, or such successor, a member of the Board of Directors thereof, who is not a party to the act or omission knew or should have known of such act or omission.


                              Article V.  General Provisions
                              ______________________________


     5.1 Funding. All benefits paid under this Plan shall be paid in cash from the general assets of the Company. Such amounts shall be reflected on the accounting records of the Company but shall not be construed to create or require the creation of a trust, custodial, or escrow account. No employee shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and an employee or any other person. Neither an employee nor beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor.

     5.2 Vesting. Benefits under this Plan shall become nonforfeitable upon attainment of age 55 and ten Years of Service. Notwithstanding the preceding sentence, a Participant's benefit may be forfeited in accordance with the provisions of Section 4.6 hereof.

     5.3 Administration. This Plan shall be administered by the Administrator. The Administrator shall have, to the extent appropriate, the same powers, rights, duties, and obligations with respect to this Plan as does the Administrator of the Pension Plan; provided, however, that the determination of the Administrator as to any questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

     5.4 Expenses. The expenses of administering the Plan shall be borne by the Company.

     5.5 Indemnification and Exculpation. The Administrator, its agents, and officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost liability, or expense is due to such person's gross negligence or willful misconduct.

     5.6 Action by the Company. Any action required of or permitted by the Company under this Plan shall be by approval of the Administrator or any person or persons authorized by such Administrator.

     5.7 Interests not Transferable. The interests of the Participants and their beneficiaries under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered.

     5.8 Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Company. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.

     5.9 Tax Liability. The Company may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Company may reasonably estimate to be necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

     5.10 Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Plan, shall be settled by arbitration in the city of Kansas City in accordance with the laws of the State of Missouri by three arbitrators, one of whom shall be appointed by the Company, one by the Participant and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Eighth Circuit. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 5.10. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any award of the arbitrators shall include interest at a rate or rates considered just under the circumstances by the arbitrators.


                             Article VI.  Amendment and Termination
                             ______________________________________


     The Company reserves the right to amend this Plan from time to time or to terminate the Plan at any time; provided, however, any such amendment or termination shall not have the effect of reducing or eliminating any amounts previously credited on the books of the Company pursuant to the provisions of this Plan nor shall such amendment or termination reduce or eliminate any benefits payable under the terms of this Plan as of the date of the amendment or termination.

     IN WITNESS WHEREOF, PAYLESS CASHWAYS, INC. has caused this instrument to be executed by its duly authorized officers on this 15th day of December, 1987, effective as of the 1st day of January, 1988.


                                               PAYLESS CASHWAYS, INC.


ATTEST:

                                                By: s/Susan M. Stanton
                                                   _____________________________
  s/Linda J. French
_____________________________